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SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, (Amendment No.   )

Filed By the Registrant /x/
Filed by a party other than the registrant
Check the appropriate box:
/ /	Preliminary proxy statement
/ /	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive proxy statement
/ /	Definitive additional materials
/ /	Soliciting material pursuant to rule 14a-11(c) or rule 14a-12
METHODE ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement number:
	(3)	Filing party:
	(4)	Date filed:

PROXY STATEMENT
METHODE ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 12, 2000

To the Stockholders of
METHODE ELECTRONICS, INC.:

    Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc., a Delaware corporation, will be held at the Doubletree O'Hare Hotel, 5460 North River Road, Rosemont, Illinois 60018 on Tuesday, September 12, 2000 at 3:30 p.m. for the following purposes:

      1.  To elect a Board of Directors;

      2.  To consider and vote upon the Methode Electronics, Inc. 2000 Stock Plan; and

      3.  To transact such other business as may properly come before the meeting.

    Stockholders of record as of the close of business on August 1, 2000 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

    You are requested to mark, sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

By order of the Board of Directors.
WILLIAM J. McGINLEY Chairman

Chicago, Illinois
August 14, 2000

METHODE ELECTRONICS, INC.

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held On September 12, 2000

INTRODUCTION

    The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on September 12, 2000 at 3:30 p.m. and any adjournment thereof (the "Annual Meeting"), at the Doubletree O'Hare Hotel, 5460 North River Road, Rosemont, Illinois 60018.

    The cost of proxy solicitation will be paid by the Company. In connection with the solicitation of proxies, the Company has retained Morrow & Co., Inc. to solicit proxies on behalf of the Board of Directors for a fee estimated not to exceed $5,500 plus reasonable out-of-pocket expenses and disbursements. Morrow & Co., Inc. may solicit proxies from stockholders by mail, telephone or in person. In addition, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by the same means. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the Annual Meeting by written revocation sent to the Secretary of the Company, 7401 West Wilson Avenue, Chicago, Illinois 60706; or it may be done personally upon oral or written request at the Annual Meeting; or it may be done by appearing at the Annual Meeting and voting in person.

    This proxy statement was first mailed or delivered to stockholders on or about August 14, 2000.

RECORD DATE; VOTING SECURITIES OUTSTANDING

    The close of business on August 1, 2000 is the record date for determining the holders of securities of the Company entitled to notice of and to vote at the Annual Meeting.

    As of July 12, 2000, the Company had outstanding voting securities consisting of 34,925,152 shares of Class A Common Stock, par value $0.50 per share ("Class A Common Stock") and 1,122,115 shares of Class B Common Stock, par value $0.50 per share ("Class B Common Stock"). The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. With respect to the election of directors, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock, present in person or by proxy, will elect three Class A Directors, each Class A share having one vote; the affirmative vote of the holders of a majority of the outstanding Class B Common Stock, present in person or by proxy, will elect six Class B Directors, each Class B share having one vote. On all other matters unless otherwise required by law or the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to one-tenth of a vote per share and the holders of Class B Common Stock are entitled to one vote per share. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares wil1 not be voted on such matter. Thus, an abstention from voting on a matter generally has the same legal effect as a vote "AGAINST" the matter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, with respect to the Company's voting securities, all persons known to be the beneficial owners of more than 5% of the Company's voting securities as of July 12, 2000 (except as otherwise indicated in the relevant footnote).

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class
William J. McGinley	Common Stock
7444 West Wilson Avenue	Class A	230,197(2)	1.0%
Chicago, Illinois 60706	Class B	890,902(2)	79.4%
Methode Electronics, Inc.	Common Stock
Employee Stock Ownership Trust	Class A	2,344,872(3)	6.7%
Bank of America	Class B	44,781(3)	4.0%
231 South LaSalle Street
Chicago, Illinois 60697
FMR Corp.	Common Stock
82 Devonshire Street	Class A	4,613,700(4)	13.2%
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	Common Stock
100 E. Pratt Street	Class A	2,077,700(5)	5.9%
Baltimore, Maryland 21202

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)
Includes 109,706 shares of Class A and 7,638 shares of Class B Common Stock held by the Employee Stock Ownership Trust under which Mr. W. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 37,025 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power; and 10,000 shares of Class B Common Stock held by his wife.

(3)
Beneficial ownership is disclaimed due to restrictions on the trustee's voting and investment power with respect to these shares. Includes 109,706 shares and 7,638 shares of Class A and Class B Common Stock, respectively, held for the account of Mr. W. McGinley.

(4)
Based solely on an Amendment to Schedule 13G filed by FMR Corp. ("FMR"), Edward C. Johnson 3rd and Abigail P. Johnson with the Securities and Exchange Commission (the "SEC") on February 11, 2000, reflecting ownership as of December 31, 1999. According to the Amendment to Schedule 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 4,611,400 shares as a result of acting as investment adviser to various registered investment companies. FMR, Edward C. Johnson, Chairman of FMR, and the registered investment companies advised by Fidelity each have sole dispositive power over the shares beneficially owned by Fidelity. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Fidelity funds. According to the Amendment to Schedule 13G, Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 2,300 shares as a result of serving as investment manger of the institutional account(s). Edward C. Johnson 3rd and FMR, through its control of Fidelity Trust, each has sole dispositive power and sole power to vote or to direct the voting of 2,300 shares beneficially owned by Fidelity Trust. George A. Vanderein, director of FMR, has sole voting and dispositive power over 123,600 shares of the Company's Class A stock. According to the Schedule 13G, members of the Edward C. Johnson 3rd family, including Abigail Johnson, are the owners of Class B shares of common stock of FMR representing approximately 49% of the voting power of FMR. Such members of the Johnson family have entered into a shareholders' voting agreement.

(5)
Based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC on February 8, 2000, reflecting ownership as of December 31, 1999. According to the Schedule 13G, Price Associates is deemed the beneficial owner of the 2,077,700 shares having sole voting power over 529,300 shares and sole dispositive power over all 2,077,700 of such shares. Price Associates does not serve as custodian of the assets of any of its clients. Accordingly, the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of such securities, is vested in the clients which Price Associates serves as investment adviser. Certain registered investment companies sponsored by Price Associates also serve as its investment advisers ("T. Rowe Price Funds"). With respect to securities owned by any one of the T. Rowe Price Funds, only two have the right to receive dividends with respect to and proceeds from the sale of, such securities.

    The following table sets forth information regarding the Class A and Class B Common Stock of the Company beneficially owned as of July 12, 2000 by: (i) each director and director nominee of the Company; (ii) each of the Named Executives identified in the Summary Compensation Table under "Executive Compensation;" and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Class
Michael G. Andre	Common Stock
	Class A	118,530	(2)	*
	Class B	3,800	(2)	*
James W. Ashley, Jr.	Common Stock
	Class A	4,000		*
	Class B	0		0.0%
John R. Cannon	Common Stock
	Class A	50,804	(3)	*
	Class B	526	(3)	*
William C. Croft	Common Stock
	Class A	87,400		*
	Class B	2,020		*
Kevin J. Hayes	Common Stock
	Class A	141,904	(4)	*
	Class B	3,368	(4)	*
James W. McGinley(5)	Common Stock
	Class A	39,506	(6)	*
	Class B	21	(6)	*
William J. McGinley(5)	Common Stock
	Class A	230,197	(7)	*
	Class B	890,902	(7)	79.4%

Raymond J. Roberts	Common Stock
	Class A	104,707		*
	Class B	6,200		*
George C. Wright	Common Stock
	Class A	85,469	(8)	*
	Class B	6,540	(8)	*
All directors and executive officers as a group (9 individuals)	Common Stock
	Class A	862,517	(9)	2.5%
	Class B	913,377	(9)	81.4%

*
Percentage represents less than 1% of the total shares of the respective class of Common Stock outstanding as of July 12, 2000.

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)
Includes 59,811 and 3,800 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Andre has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 10,000 shares of Class A Common Stock held by his wife.

(3)
Includes 9,615 and 26 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Cannon has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 6,945 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power; 436 and 187 shares of Class A and Class B Common Stock, respectively, held by his wife; and 1,428 shares of Class A Common Stock held as custodian for his son.

(4)
Includes 49,542 and 3,146 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Hayes has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 14,810 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.

(5)
Mr. William J. McGinley is the father of Mr. James W. McGinley.

(6)
Includes 8,562 and 21 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. J. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 7,405 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.

(7)
See Note 2 on page 3 hereof regarding the nature of stock ownership.

(8)
All of these shares are held in a living trust jointly with his wife.

(9)
Includes 237,241 shares of Class A and 14,631 shares of Class B Common Stock allocated to executive officers under the Employee Stock Ownership Trust; 66,185 shares of Class A Common Stock granted to the executive officers but not yet vested pursuant to the Incentive Stock Award Plan; and 89,423 and 16,727 shares of Class A and Class B Common Stock, respectively, with respect to which voting and investment powers are shared.

ITEM 1
ELECTION OF DIRECTORS

    A board of nine (9) directors is to be elected at the Annual Meeting. Each director will hold office until the next succeeding annual meeting of stockholders and until his successor is elected and shall qualify. It is intended that the persons named in the first portion of the following list will be elected by holders of the Class A Common Stock and the persons named in the second portion will be elected by holders of the Class B Common Stock. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. Directors to be elected by holders of Class A Common Stock are William C. Croft, Raymond J. Roberts and George C. Wright. Directors to be elected by holders of Class B Common Stock are Michael G. Andre, James W. Ashley, Jr., John R. Cannon, Kevin J. Hayes, James W. McGinley and William J. McGinley. If any of these nominees is not a candidate for election as a director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors. Any such action will be consistent with the right of the Class A stockholders to elect a minimum of 25% of the directors.

Information Concerning Nominees:

Name	Age	Director Since	Principal Occupation for Last 5 Years and Other Directorships
	Directors to be elected by the Class A Stockholders
William C. Croft	82	1975	Chairman of the Board, Clements National Company (a manufacturer of electrical equipment).
Raymond J. Roberts	71	1972	Chief Financial Officer and Secretary-Treasurer of Coilcraft, Inc. (a manufacturer of coils and transformers).
George C. Wright	77	1968	President of Piedmont Co. Inc. (a distributor of marine products).
	Directors to be elected by the Class B Stockholders
Michael G. Andre	60	1984	Senior Executive Vice President of the Company from December 1994 until his resignation on April 30, 2000.
James W. Ashley, Jr.	50	1995	Secretary of the Company since 1995. James W. Ashley, Jr., has been a partner of Lord, Bissell & Brook (a law firm retained as counsel to the Company) since September 1997. Prior thereto, he was the sole shareholder and President of James W. Ashley, Jr. P.C., a corporate partner of the law firm Keck, Mahin & Cate. In December 1997, Keck, Mahin & Cate filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

John R. Cannon	52	1997	Senior Executive Vice President of the Company since 1997; prior thereto Senior Executive Vice President of dataMate Products since 1996; and prior thereto, Executive Vice President of dataMate Products.
Kevin J. Hayes	59	1984	Executive Vice President of the Company since 1997, Chief Financial Officer since 1996 and Assistant Secretary since 1995. Prior thereto, Vice President and Treasurer of the Company since 1974.
James W. McGinley	45	1993	Director, President and Chief Executive Officer of Stratos Lightwave, Inc, a subsidiary of the Company since April 12, 2000. Prior thereto, President of the Company since August 1998. Prior thereto, Mr. J. McGinley held various positions with divisions of the Company, including President from 1994 through 1998 and Executive Vice President from 1993 through 1994 of Optical Interconnect Products. James W. McGinley is the son of William J. McGinley.
William J. McGinley	77	1946	Chairman of the Company since 1994. President of the Company from January 1997 thru 1998 and from 1946 to 1994. Also, a Director of Stratos Lightwave, Inc. William J. McGinley is the father of James W. McGinley.

    The Board of Directors of the Company has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

    The Audit Committee held two meetings during the last fiscal year. The functions performed by the committee are to meet with and review the results of the audit of the Company performed by its independent public accountants and to recommend the selection of independent public accountants. Directors Raymond J. Roberts and George C. Wright are members of the Audit Committee.

    The Compensation Committee held one meeting during the last fiscal year. The functions performed by the committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of the Company's compensation program. Directors William J. McGinley, Raymond J. Roberts and William C. Croft are members of the Compensation Committee.

    The Board of Directors of the Company held four meetings during the last fiscal year. No director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

EXECUTIVE COMPENSATION

    The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2000, 1999 and 1998, individual compensation paid for services to the Company and its subsidiaries to the Chief Executive Officer and the four other executive officers of the Company (collectively, the "Named Executives").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name & Principal Position	Year	Salary($)(1)	Bonus($)(2)	Restricted Stock Award(s) ($)(3)(4)(5)	Securities Underlying Options(6)	LTIP Payouts ($)(7)	All Other Compensation ($)(8)
William J. McGinley	2000	294,012	783,696	0	52,985	438,047	3,074
Chairman	1999	286,915	815,083	540,311	0	399,286	2,800
	1998	284,888	808,058	537,017	0	341,315	2,831
James W. McGinley	2000	192,900	230,955	0	19,335	86,272	3,074
President*	1999	153,500	142,725	108,062	0	66,655	2,800
	1998	117,468	66,387	107,403	0	55,155	2,831
Michael G. Andre	2000	206,608	196,802	0	6,805	88,131	4,142
Senior Executive	1999	199,512	221,141	77,353	0	130,545	3,767
Vice President**	1998	195,452	160,830	39,662	0	100,543	3,706
Kevin J. Hayes	2000	162,336	246,608	0	33,030	175,219	7,154
Executive Vice President	1999	144,164	266,033	216,124	0	159,715	6,493
Chief Financial Officer and Assistant Secretary	1998	138,237	263,223	214,807	0	136,537	6,174
Mr. John R. Cannon	2000	138,784	78,114	0	5,380	163,478	3,074
Senior Executive	1999	135,572	139,799	101,309	0	137,687	2,800
Vice President	1998	128,976	186,370	170,711	0	95,882	2,831

*
Mr. J. McGinley resigned as President of the Company effective June 26, 2000.

**
Mr. Andre resigned as Senior Executive Vice President of the Company effective April 30, 2000.

(1)
Includes the following cash car allowances for the Named Executives in 2000, 1999, and 1998: $7,800 for Messrs. W. McGinley and Andre; $3,900 for Mr. J. McGinley; $6,660 for Mr. Hayes; and $4,200 for Mr. Cannon.

(2)
Includes the following cash bonuses for the Named Executives in 2000, 1999, and 1998, respectively: Mr. W. McGinley, $383,696, $415,083, and $408,058; Mr. J. McGinley, $230,955, $142,725, and $66,387; Mr. Andre, $96,802, $121,141, and $60,830; Mr. Hayes, $146,608, $166,033, and $163,223; and Mr. Cannon, $78,114, $139,799 and $186,370. Also includes the following payments to the following Named Executives in 2000, 1999, 1998 pursuant to the Supplemental Executive Benefit Plan ("SEBP"): Mr. W. McGinley, $400,000; and Messrs. Andre and Hayes $100,000. See "Board Compensation Committee Report on Executive Compensation—Bonus Compensation" below for a description of the SEBP.

(3)
These shares of restricted stock were awarded pursuant to the Company's Incentive Stock Award Plan (the "Incentive Plan"). See "Board Compensation Committee Report on Executive Compensation—Incentive Award" below for a description of the Incentive Plan.

(4)
All restricted stock is valued at the closing price of the Class A Common Stock on the date of grant. On April 30, 2000, Mr. W. McGinley held 72,680 restricted shares having a value of $1,077,328; Mr. J. McGinley held 14,535 restricted shares having a value of $215,465; Mr. Andre held 7,935 restricted shares having a value of $117,015; Mr. Hayes held 29,075 restricted shares having a value of $430,931; and Mr. Cannon held 18,280 restricted shares having a value of $272,020. Dividends are paid on restricted stock awards at the same rate as paid to all stockholders.

(5)
Restricted stock awarded under the Incentive Plan vests as of the earliest to occur of (i) the first day of the third plan year following the year with respect to which the award was made; (ii) retirement at or after age 65; (iii) termination on account of disability; or (iv) death, if termination of employment has not occurred before the executive's death. As Mr. W. McGinley has reached 65 years of age, if he were to retire, 72,680 shares would immediately vest.

(6)
These options to purchase shares of the Company's Class A Common Stock were awarded pursuant to the Company's 1997 Stock Plan. See "Option Grants For Last Fiscal Year" below for more details regarding these awards.

(7)
Long-Term Incentive Plan ("LTIP") payouts represent amounts paid pursuant to the Company's Longevity Contingent Bonus Program. See "Long-Term Incentive Plans—Awards in Last Fiscal Year" and "Board Compensation Committee Report on Executive Compensation—Long-Term Incentive" below for a description of the Longevity Contingent Bonus Program.

(8)
The figures in this column include amounts allocated under the Methode Employee Stock Ownership Plan ("ESOP") and, with respect to Messrs. Andre and Hayes, above-market accrued interest and matching amounts under the Capital Accumulation Program ("CAP"). Pursuant to the ESOP, the following amounts were allocated to the accounts of each of the Named Executives in 2000, 1999, 1998, respectively: $3,074, $2,800, and $2,831. Pursuant to the CAP, in 2000, 1999, and 1998, respectively, the following Named Executives were provided with the matching amounts and the amounts of accrued interest in excess of 120% of the applicable federal long-term rate at the time the CAP was established as follows: Mr. Andre, $1,068, $967, and $875; and Mr. Hayes, $4,080, $3,693, and $3,343. Payment of such matching amounts and interest is contingent upon satisfaction of certain terms of the CAP. Messrs. W. and J. McGinley and Mr. Cannon do not participate in the CAP. See "Board Compensation Committee Report on Executive Compensation—Long-Term Incentive" below for a description of the CAP and ESOP.

OPTION GRANTS FOR LAST FISCAL YEAR

    Shown below is information on grants of non-qualified stock options to purchase shares of the Company's Class A Common Stock granted to the Named Executives for the fiscal year ended April 30, 2000, which are reflected in the Summary Compensation Table.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees (2)
			Exercise Price (3)	Expiration Date
Name					5%	10%
W. McGinley	52,985	12.1%	$37.875	6/1/10	$1,262,070	$3,198,333
J. McGinley	19,335	4.4%	$37.875	6/1/10	$460,548	$1,167,119
Andre (4)	6,805	1.6%	$37.875	6/1/10	$162,091	$410,771
Hayes	33,030	7.6%	$37.875	6/1/10	$786,754	$1,993,790
Cannon	5,380	1.2%	$37.875	6/1/10	$128,149	$324,753

(1)
These non-qualified stock options to purchase shares of the Company's Class A Common Stock were issued pursuant to the Company's 1997 Stock Plan and may not be exercised until they vest. These awards vest 50% after one year and 100% after two years, provided that on death or retirement under specified terms, these awards become fully vested.

(2)
Based on a total of 436,820 options granted to all employees.

(3)
Fair market value on the date of grant.

(4)
Since Mr. Andre has resigned as an employee of the Company, the vesting of his stock option is contingent upon his continued service on the Company's Board of Directors.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts Under Non-Stock Price-Based Plans
	Performance or Other Period Until Maturation or Payout
Name		Threshold ($)	Target ($)	Maximum ($)
W. McGinley	3 years	383,696	383,696	383,696
J. McGinley	3 years	230,955	230,955	230,955
Hayes	3 years	146,608	146,608	146,608
Cannon	3 years	78,114	78,114	78,114

    The Company has a Longevity Contingent Bonus Program which covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of the Company and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with the Company during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

Director Compensation

    The Company has a standard arrangement whereby directors who are not employees of the Company are each compensated at the rate of $2,000 quarterly, plus an attendance fee of $500 for each meeting of the Board of Directors at which they are present. Directors who are members of the Compensation or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each director who is not an employee of the Company is eligible to participate in the Company's 1997 Stock Plan which was approved by the Company's stockholders in 1997. Each non-employee director was granted an option to purchase 5,000 shares of the Company's Class A Common Stock for their service as directors in the fiscal year ended April 30, 2000. These options vest 100% six months after the grant date. Directors who are also employees of the Company are not paid for their services as directors or for attendance at meetings.

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

    William J. McGinley, who is Chairman and a director of the Company, is on the Compensation Committee.

Board Compensation Committee Report On Executive Compensation

    The Company's compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, reward dedication and historical service to the Company, and to relate executive pay to long-term Company performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

  Base Salary

    The base salaries of the Company's executive officers have remained relatively flat, with small increases to reflect inflation. Base salaries, including that of founder William J. McGinley, were originally set by Mr. W. McGinley. Over the years, the Compensation Committee of the Board has reviewed the founder's recommendations as to the salaries of the Company's officers and key management personnel. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance.

  Bonus Compensation

    Bonus amounts paid to the Named Executives are comprised of two elements: (i) a quarterly cash bonus; and (ii), with respect to Messrs. W. McGinley, Andre and Hayes, the Supplemental Executive Benefit Plan (the "SEBP").

    Cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of pre-tax profits.

    The SEBP recognizes the dedication and contributions made by certain of the Named Executives and such other persons as determined by the Compensation Committee during their past years of service to the Company. In recognition of the more than forty years of service of Mr. McGinley, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Mr. McGinley will receive an amount equal to $10,000 for each year of past service up to forty years. In recognition of the past years of service of Messrs. Andre and Hayes, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Messrs. Andre and Hayes will each receive an amount equal to $5,000 and $5,263 respectively, for each year of past service up to twenty years. No benefits may be paid under the SEBP in any fiscal year in which the Company has a net loss, nor may benefits be paid in an amount in excess of 20% of pre-tax income (income before federal and state income taxes and before extraordinary income and losses) in any year. To the extent that benefits due are postponed because of a loss or insufficient earnings, they are to be paid in subsequent years when earnings are sufficient. Reductions in benefits shall be allocated pro rata to the participants and no interest is to be paid on deferred amounts.

    Pursuant to the SEBP, Mr. McGinley received a $400,000 payment in fiscal 2000.

  Incentive Award

    The Company's Incentive Stock Award Plan (the "Incentive Plan") is administered by Directors Roberts and Croft (the "Committee") who are not eligible to receive awards under the Incentive Plan. The Committee determines which individuals shall participate in the Incentive Plan in any given year, which profit centers will be the basis for each participant's award, the earnings for each profit center and the number of shares of Class A Common Stock to be awarded to each participant. The number of shares awarded to any participant in any given year is determined by the Committee and historically has been determined by dividing 1% of the pre-tax earnings of the applicable profit center for that year by the fair market value of the Company's Class A Common Stock on the first business day of the subsequent Incentive Plan year. Shares awarded to a participant under the Incentive Plan vest on the first day of the third Incentive Plan year following the year the award was made, or earlier upon retirement after age 65 or termination of employment on account of death or disability. The Committee elected not to make any awards under the Incentive Plan for the year ended April 30, 2000.

  Long-term Incentive

    The Company has instituted several plans which are designed to provide long-term incentives for executives by relating executive compensation to Company performance over time as well as by rewarding continued service to the Company. The Company's Longevity Contingent Bonus Program (the "Bonus Program") awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus) which will be considered as earned and payable in three years provided that the participant is still employed by the Company at that time and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with the Company during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program.

    Mr. McGinley's total quarterly bonus awards in 2000 were $383,696. He is therefore eligible to receive payments totaling $383,696 in the year 2003.

    The Company also instituted a Capital Accumulation Program (the "CAP") under which, from calendar years 1986 to 1989, the Company matched the amount of compensation deferred by any executive or director on a dollar-for-dollar basis, with a limit of $5,000 in any given year. If a participant retires at age 55 and has been a Participant in the CAP for ten years, then that individual is eligible to receive payments with an annual yield of not less than 10% on the deferred amount, plus the matching amount and interest. If the participant retires at age 55 and has been a participant in the CAP between five and nine years, he is eligible to receive the deferred amount plus interest, plus between 50% to 90% of the matching amount plus interest. If the participant resigns or retires before age 55 with at least four years participation in the CAP, he is eligible to receive the deferred amount with interest although he is not eligible to receive the matching amount. In the event that an individual is discharged for cause, he is able to receive the deferred amount without interest or the matching amount.

    Mr. McGinley did not participate in the CAP.

    Finally, the Methode Electronics, Inc. 1997 Stock Plan (the "1997 Plan") also provides long-term incentive to employees. The 1997 Plan provides for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the Class A Common Stock of the Company. A committee composed of Directors Roberts and Croft administers the 1997 Plan and from time to time grants awards under the 1997 Plan to selected eligible directors and employees. In general, awards under the 1997 Plan for the fiscal year ended April 30, 2000 were based on the Company's pre-tax earnings. In addition, the awards for certain executives were increased to reflect their significant contribution to the success of the initial public offering of the Company's Stratos Lightwave, Inc. subsidiary. Mr. McGinley received an option to purchase 52,985 shares of the Company's Class A Common Stock pursuant to the 1997 Plan.

    The Internal Revenue Code of 1986 (the "Code") includes a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to consider this Code provision in determining compensation paid to its top executives, consistent with the Company's compensation policies.

Compensation Committee

William J. McGinley
Raymond J. Roberts
William C. Croft

PERFORMANCE GRAPH

    The following graph sets forth a five year comparison of the cumulative total stockholder returns assuming $100 was invested on April 28, 1995 for: (1) the Class A Common Stock of the Company, (2) the Class B Common Stock of the Company, (3) the CRSP Index for the Nasdaq Stock Market (US Companies), and (4) a custom peer group of publicly traded companies (the "Peer Group").

    The Peer Group includes companies which manufacture or have business units which manufacture optical devices and connectors, electrical and electronic connectors, interconnect devices, or controls and components for the computer, communications systems, automotive and other markets. The Peer Group includes the following companies: Amphenol Corporation, CTS Corporation, The Cherry Corporation (Class A Common Stock), Eaton Corporation, Molex Incorporated (Class A Common Stock), Robinson Nugent, Inc. and Thomas & Betts Corporation. All returns were calculated assuming dividend reinvestment on a quarterly basis.

ITEM 2
APPROVAL OF THE METHODE ELECTRONICS 2000 STOCK PLAN

    At a meeting held on June 23, 2000, the Company's Board of Directors approved, and recommended for adoption by the stockholders, the Methode Electronics, Inc. 2000 Stock Plan (the "2000 Stock Plan"). The effectiveness of the 2000 Stock Plan is contingent upon the spin-off of the Company's Stratos Lightwave, Inc. subsidiary. The purpose of the 2000 Stock Plan is to provide officers, directors and employees who have substantial responsibility for the direction and management of the Company with an additional incentive to promote the success of the Company's business, to encourage such persons to remain in the service of the Company and to enable them to acquire proprietary interests in the Company.

    The Company currently grants stock options and other equity incentive awards to participants under the Methode Electronics, Inc. 1997 Stock Plan (the "1997 Plan"). The Company currently plans to divest its remaining equity interest in its Stratos Lightwave subsidiary by means of a distribution to the Company's stockholders in a transaction intended to be tax-free to the Company and to its stockholders. This distribution is commonly referred to as a spin-off. If and when this spin-off occurs, the number of shares of the Company's Class A Common Stock subject to the 1997 Plan will be adjusted to reflect this distribution. The shares of Class A Common Stock subject to the 2000 Stock Plan will not be adjusted to reflect the Stratos Lightwave spin-off.

    In order to facilitate the administration of the Company's stock plans, the Board of Directors has decided that no awards will be made under the 1997 Plan after the Stratos Lightwave spin-off. After the spin-off, all awards will be made pursuant to the 2000 Stock Plan. The effectiveness of the 2000 Stock Plan is contingent upon the spin-off of the Company's Stratos Lightwave, Inc. subsidiary. No awards will be made pursuant to the 2000 Stock Plan until the Stratos Lightwave spin-off occurs. In the event the Company decides not to complete the Stratos Lightwave spin-off, the 2000 Stock Plan will never become effective.

    The following is a summary of the 2000 Stock Plan. This summary, however, does not purport to be a complete description of the 2000 Stock Plan. A copy of the 2000 Stock Plan is attached to this Proxy Statement as Exhibit A.

    The 2000 Stock Plan.  The 2000 Stock Plan provides for the granting of awards of restricted stock ("Restricted Stock"), incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), nonqualified stock options ("NSOs") and stock appreciation rights ("SARs") (awards of Restricted Stock, ISOs, NSOs and SARs are sometimes hereinafter collectively referred to as "Awards"). The 2000 Stock Plan permits a total of 2,000,000 shares of the Company's Class A Common Stock to be awarded under the 2000 Stock Plan. However, the total number of shares of Class A Common Stock with respect to which Awards may be granted to any participant in any calendar year shall not exceed 100,000 shares. As of July 27, 2000 the closing sale price of the Class A Common Stock was $45.75 per share as reported by the Nasdaq Stock Market.

    The Committee.  The committee administering the 2000 Stock Plan (the "Committee") would from time to time grant Awards under the 2000 Stock Plan to selected eligible directors and employees of the Company, its subsidiaries and affiliates (the "Participants"). The Committee shall be composed of two or more directors elected by the Board of Directors from time to time. In the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board. Members of the Committee will be eligible to receive Awards under the 2000 Stock Plan. Presently, excluding employees of Stratos Lightwave, approximately 250 employees and 6 directors will be eligible to participate in the 2000 Stock Plan.

    Nonqualified Stock Options.  The 2000 Stock Plan provides the Committee with the authority to grant NSOs to any Participant and to determine the terms and conditions of each grant, including the number of shares subject to each NSO, the option period and the option exercise price. Unless otherwise determined by the Committee, the NSO exercise price shall be equal to the fair market value of the Class A Common Stock on the date of grant. Unless the Committee otherwise determines, the option period for NSOs will expire upon the earliest of: (i) ten years after the date of grant, (ii) in the case of a Participant who is an employee of the Company, three months after termination of employment for any reason other than cause, death, or total and permanent disability, (iii) in the case or a Participant who is a director, three months after termination of service on the board for any reason other than cause, death, total and permanent disability or an extraordinary transaction involving the Company, (iv) immediately upon termination of employment or service on the board for cause, (v) twelve months after death or total and permanent disability, or (vi) such other date or event as specified by the Committee.

    Incentive Stock Options.  The 2000 Stock Plan provides that the Committee has the authority to grant ISOs to any employee of the Company and to determine the terms and conditions of each grant, including the number of shares subject to each ISO and the option period. The ISO exercise price would also be determined by the Committee but may not be less than the fair market value of the Class A Common Stock on the date of grant. The exercise price may not be less than 110% of such fair market value if the Participant was the holder of more than 10% of the Company's outstanding voting securities. Unless the Committee otherwise determines, the option period for ISOs will expire upon the earliest of: (i) ten years after the date of grant (five years in the case of a holder of more than 10% of the Company's outstanding voting securities), (ii) three months after termination of employment for any reason other than cause, death or total and permanent disability, (iii) immediately upon termination of employment for cause, (iv) twelve months after death or termination of employment on account of total and permanent disability, or (v) such other date or event as specified by the Committee.

    Restricted Stock Awards.  The Committee may grant an award of Restricted Stock to any Participant. Awards of Restricted Stock will be issued to Participants without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the Restricted Stock would expire and new certificates representing unrestricted shares of Class A Common Stock would be issued to the Participant. Generally, the Participant would have all of the rights of a stockholder of the Company with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of Restricted Stock. Any noncash dividends or distributions received with respect to shares of Restricted Stock shall be subject to the restrictions applicable to the underlying shares of Restricted Stock. The aggregate number of shares of Class A Common Stock for which Restricted Stock Awards may be made under the 2000 Stock Plan may not exceed 500,000 shares.

    Stock Appreciation Rights.  The Committee may grant an SAR to any Participant. An SAR shall entitle the Participant to surrender any then exercisable portion of the SAR. In exchange, the Participant would receive from the Company an amount equal to the product of (i) the excess of the fair market value of a share of Class A Common Stock on the date of surrender over the fair market value of the Class A Common Stock on the date the SARs were issued and (ii) the number of shares of Class A Common Stock subject to such SAR. SARs would be exercisable during a period established by the Committee. Upon exercise, Participants would be paid in shares of Class A Common Stock or cash, as determined by the Committee.

    The Manner of Exercise.  The Committee may permit the exercise price for options granted under the 2000 Stock Plan to be paid in cash or shares of Class A Common Stock, including shares of Class A Common Stock which the Participant received upon the exercise of one or more options. The Committee may also permit the option exercise price to be paid by the Participant's delivery of an election directing the Company to withhold shares of Class A Common Stock from the Class A Common Stock otherwise due upon exercise of the option or any other method permitted by law.

    Vesting.  Unless the Committee establishes a different vesting schedule at the time of grant, Awards generally vest 50% after one year and 100% after two years.

    Generally, Awards shall become fully vested if a Participant's employment with the Company or service on the Board is terminated due to retirement on or after age 65, retirement on or after age 55 with the consent of the Company, retirement on account of total and permanent disability or death. In addition, Awards may become fully vested in special circumstances as the Committee deems appropriate. If a Participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited.

    Adjustments for Changes in Capitalization; Change in Control.  The Committee shall have the authority to make appropriate adjustments to the maximum number of shares of Class A Common Stock that could be delivered under the 2000 Stock Plan and to outstanding awards to reflect stock dividends, stock splits, and similar changes in capitalization. However, no adjustment will be made in the event of a Stratos Lightwave spin-off. The 2000 Stock Plan provides that if in the year following a change of control, as defined in the 2000 Stock Plan, a Participant was terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all NSOs, ISOs and SARs would vest and all restrictions on Restricted Stock would lapse. In the event of an extraordinary corporate transaction such as a merger, the Committee could provide for a cash payment or substitute award to be delivered to Participants in exchange for their outstanding Awards.

    Non-transferability.  ISOs are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. All other Awards are transferable by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or in the Committee's discretion after vesting.

    Withholding Tax.  The Company shall have the right to withhold in cash or shares of Class A Common Stock with respect to any payments made to Participants, any taxes required by law to be withheld because of such payments.

    Amendment; Termination.  The Board of Directors may amend the 2000 Stock Plan at any time, but may not impair the rights of Participants with respect to any outstanding Awards without the consent of Participants.

    The 2000 Stock Plan will terminate on June 23, 2010; provided, however, that the Board of Directors may terminate the 2000 Stock Plan at any time. Termination of the 2000 Stock Plan will not affect the rights of Participants with respect to any Awards granted before the termination date.

    Federal Tax Consequences—Nonqualified Stock Options.  Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, the Company is not entitled to a deduction with respect to the grant of an NSO.

    Upon the exercise of an NSO, a Participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the Class A Common Stock acquired (as of the date of exercise) over the exercise price. The Company will generally be entitled to a corresponding deduction equal to this amount for the Company's taxable year that ends with or includes the end of the Participant's taxable year of income inclusion. The Company's deduction is only allowed, however, to the extent the amount is considered "reasonable compensation."

    A Participant's basis in the Class A Common Stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the Participant's gross income upon the exercise of the NSO. The gain or loss realized by the Participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

    Federal Tax Consequences—Incentive Stock Options.  Provided a Participant is an employee of the Company during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the Participant or the Company. If subsequent to the exercise of an ISO the Participant does not dispose of the acquired Class A Common Stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the Class A Common Stock to the Participant (the "Holding Period"), the Company is not entitled to a tax deduction, the Participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the Class A Common Stock is treated as a long-term capital gain or loss. Certain tax deductions and exclusions, known as "tax preference items," give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high income individuals.

    If a Participant exercises an ISO and disposes of the acquired Class A Common Stock before the end of the Holding Period, the Participant's and the Company's tax treatment will be the same as if the Participant had exercised an NSO (described above). Therefore, the Participant realizes ordinary income in an amount equal to the excess, if any, between the option price of the Class A Common Stock and the fair market value of such Class A Common Stock on the date of exercise. The Company will be entitled to a corresponding tax deduction in the same amount and at the same time.

    Federal Tax Consequences—Restricted Stock.  Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Committee), no taxable income will be recognized by the Participant upon an Award of Restricted Stock. However, a Participant may make an election under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, to be taxed at the time of issuance. Any Participant who makes such an election recognizes ordinary income on the date of issuance of the Restricted Stock equal to its fair market value at that time. The Company is entitled to an equivalent deduction. No additional income would then be recognized by the Participant upon the lapse of restrictions on the Restricted Stock. Absent an election under Section 83(b) of the Code, a Participant does not recognize taxable income upon the Award of Restricted Stock. Rather, the Participant is deemed to receive ordinary income at the time the restrictions on the Restricted Stock lapse. The amount of the Participant's taxable income is equal to the fair market value of the unrestricted stock, less any amount paid by the Participant for the Restricted Stock. The Company is entitled to a corresponding deduction at such time for the same amount.

    Unless an election under Code Section 83(b) is made, dividends paid to a Participant while the Restricted Stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the Restricted Stock subsequent to an election under Code Section 83(b) are treated as dividend income, rather than compensation, for federal income tax purposes.

    Effective Date.  The 2000 Stock Plan shall become effective upon the Stratos Lightwave spin-off. No Awards may be granted under the 2000 Stock Plan prior to such spin-off.

BOARD RECOMMENDATION

    Proxies will be voted for or against approval of the 2000 Stock Plan in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, the affirmative vote of a majority of the shares of Class A and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class with each share of Class A Common Stock having one-tenth of a vote per share and each share of Class B Common Stock having one vote per share, is required to adopt the 2000 Stock Plan.

    The Board of Directors recommends that the stockholders vote FOR adoption of the 2000 Stock Plan.

OTHER MATTERS

Independent Public Accountants

    The Board of Directors of the Company has selected Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 2001. Ernst & Young LLP has served the Company in this capacity since 1966. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. These representatives are also expected to be available to respond to appropriate questions of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Class A or Class B Common Stock are required to report their initial ownership of the Company's Class A or Class B Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2000. All of these filing requirements were satisfied except that Messrs. Ashley, Croft, Roberts and Wright each filed one late report on Form 4 with respect to the award of 3,000 shares of Class A Common Stock under the Company's Incentive Stock Award Plan for Non-Employee Directors and Mr. W. McGinley filed one late report on Form 4 with respect to a mandatory distribution of 3,490 shares of Class A Common Stock from the Company's ESOP. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

Stockholder Proposals

    All stockholder proposals to be presented at the Company's Annual Meeting to be held in 2001 must be received by the Company by April 16, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to the 2001 Annual Meeting. If a stockholder intends to present a proposal at the 2001 Annual Meeting but does not intend to have such proposal included in the Company's Proxy Statement, notice of such proposal must be received by the Company prior to June 30, 2001 in order to be considered timely. If notice of such proposal is not received by the Company prior to June 30, 2001, the proposal shall be deemed "untimely" and the Company will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

SEC Form 10-K

    A copy of the Company's annual report to the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Business

    The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

By order of the Board of Directors
WILLIAM J. McGINLEY Chairman

Chicago, Illinois
August 14, 2000

EXHIBIT A
METHODE ELECTRONICS, INC. 2000 STOCK PLAN

    1.  Preamble.

    Methode Electronics, Inc., a Delaware corporation (the "Company"), hereby establishes the Methode Electronics, Inc. 2000 Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), and (iv) restricted stock ("Restricted Stock"):

    (a)
    provide selected officers, directors and employees with additional incentive to promote the success of the Company's business;

    (b)
    encourage such persons to remain in the service of the Company; and

    (c)
    enable such persons to acquire proprietary interests in the Company.

    The provisions of this Plan do not apply to or affect any option, stock appreciation right or restricted stock hereafter granted under any other stock plan of the Company, and all such options, stock appreciation rights or restricted stock shall be governed by and subject to the applicable provisions of the plan under which they will be granted.

    2.  Definitions and Rules of Construction.

      2.01  "Affiliate" means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

      2.02  "Award" means the grant of Options, SARs and/or Restricted Stock to a Participant.

      2.03  "Award Date" means the date upon which an Option, SAR or Restricted Stock is awarded to a Participant under the Plan.

      2.04  "Board" or "Board of Directors" means the board of directors of the Company.

      2.05  "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary). The Participant shall be considered to have been discharged for  "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

      2.06  "Change of Control" shall be deemed to have occurred on the first to occur of any of the following:

      (i)
      any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act, other than any Subsidiary, any employee benefit plan of the Company or a Subsidiary or William J. McGinley or any one or more of his Family Members, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company's then outstanding stock;

      (ii)
      a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the "Change of Control" will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with

        25% or more of the total voting power of the Company's outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company's outstanding stock when the offer terminates; or

      (iii)
      individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

      2.07  "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

      2.08  "Committee" means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

      2.09  "Common Stock" means Class A Common Stock of the Company, par value $.50 per share.

      2.10  "Company" means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

      2.11  "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

      2.12  "Fair Market Value" means as of any date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the NASDAQ Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

      2.13  "Family Members" mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

      2.14  "Good Reason" shall mean any of the following:

      (i)
      any significant diminution in the Participant's title, authority, or responsibilities from and after a Change of Control;

      (ii)
      any reduction in the base compensation payable to the Participant from and after a Change of Control; or

      (iii)
      the relocation after a Change of Control of the Company's place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

      2.15  "ISO" means an incentive stock option within the meaning of section 422 of the Code.

      2.16  "NSO" means a non-qualified stock option which is not intended to qualify as an incentive stock option under section 422 of the Code.

      2.17  "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

      2.18  "Option Price" means the price per share of Common Stock at which an Option may be exercised.

      2.19  "Participant" means an individual to whom an Award has been granted under the Plan.

      2.20  "Plan" means the Methode Electronics, Inc. 2000 Stock Plan, as set forth herein and from time to time amended.

      2.21  "Restricted Stock" means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

      2.22  "SAR" means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

      2.23  "SEC" means the Securities and Exchange Commission.

      2.24  "Subsidiary" means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

      2.25  Rules of Construction:

        2.25.1  Governing Law and Venue.  The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

        2.25.2  Undefined Terms.  Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

        2.25.3  Headings.  All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

        2.25.4  Conformity with Section 422.  Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

        2.25.5  Gender.  Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

        2.25.6  Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

        2.25.7  Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

    3.  Stock Subject to the Plan.

    Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 2,000,000 shares, and the aggregate number of shares of Common Stock for which Restricted Stock Awards may be issued under this Plan may not exceed 500,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Award shall terminate or expire, as to any number of shares of Common Stock, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 100,000 shares (subject to adjustment as provided in Section 12 hereof).

    4.  Administration.

    The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

    (a)
    to construe and interpret the Plan;

    (b)
    to establish, amend and rescind appropriate rules and regulations relating to the Plan;

    (c)
    subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Stock and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 17 hereof, to amend or modify any of the terms of outstanding Awards;

    (d)
    to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

    (e)
    generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

    (f)
    to determine the form in which tax withholding under Section 15 of this Plan will be made (I.E., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

    5.  Eligible Participants.

    Present and future directors, officers and employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

    6.  Terms and Conditions of Non-Qualified Stock Options.

    Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

      6.01  Option Period.  Each NSO will expire as of the earliest of:

      (i)
      the date on which it is forfeited under the provisions of Section 11.1;

      (ii)
      10 years from the Award Date;

      (iii)
      in the case of a Participant who is an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant's termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability;

      (iv)
      in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant's retirement from the board for any reason other than for Cause or death or total and permanent disability or the sale, merger or consolidation, or similar extraordinary transaction involving the Company, Subsidiary or Affiliate, as the case may be;

      (v)
      immediately upon the Participant's termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

      (vi)
      12 months after the Participant's death or total and permanent disability; or

      (vii)
      any other date specified by the Committee when the NSO is granted.

      6.02  Option Price.  At the time granted, the Committee shall determine the Option Price of any NSO, and in the absence of such determination, the Option Price shall be 100 % of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

      6.03  Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 11.1.

      6.04  Other Option Provisions.  The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

    7.  Terms and Conditions of Incentive Stock Options

    Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

      7.01  Option Period.  Each ISO will expire as of the earliest of:

      (i)
      the date on which it is forfeited under the provisions of Section 11.1;

      (ii)
      10 years from the Award Date, except as set forth in Section 7.02 below;

      (iii)
      immediately upon the Participant's termination of employment with the Company and its Subsidiaries for Cause;

      (iv)
      three months after the Participant's termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

      (v)
      12 months after the Participant's death or total and permanent disability; or

      (vi)
      any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

      7.02  Option Price and Expiration.  The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

      7.03  Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 11.1.

      7.04  Other Option Provisions.  The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

    8.  Terms and Conditions of Restricted Stock Awards.

    Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant at no additional cost to the Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

    (a)
    Restricted Period.  Shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

    (b)
    Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Restricted Stock Awards under this Section 8 shall vest in accordance with Section 11.2. Until a Participant's shares of Restricted Stock vest, he may receive cash dividends declared thereon, but all noncash dividends and distributions with respect to shares of Restricted Stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of Restricted Stock.

    (c)
    Certificate Legend.  Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the Methode Electronics, Inc. 2000 Stock Plan and an Agreement entered into between the registered owner and Methode Electronics, Inc. Copies of such Plan and Agreement are on file at the principal office of Methode Electronics, Inc."

    9.  Terms and Conditions of Stock Appreciation Rights.

    The Committee may, in its discretion, grant an SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

    An SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.2. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

    10.  Manner of Exercise of Options.

    To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

    (a)
    two years from the date the ISOs were granted; or

    (b)
    one year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

    11.  Vesting.

      11.1  Options.  A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

Number of Months Since Award Date	Vested Percentage
Fewer than 12 months	0%
12 months	50%
24 months or more	100%

    Not withstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant's Awards shall become fully vested if a Participant's employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or the preceding sentence of this Section or Section 11.3 applies, if a Participant's employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

    A Participant's employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant's employer. A Participant's employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary or Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

      11.2  Restricted Stock and SARs.  The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest in accordance with Section 11.1.

      11.3  Effect of "Change of Control".  Notwithstanding Sections 11.1 and 11.2 above, if within 12 months following a "Change of Control" the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than a Restricted Stock Award, fully exercisable for 90 days following the date on which the Participant's service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant's termination of employment.

    12.  Adjustments to Reflect Changes in Capital Structure.

      12.01  Adjustments.  If there is any change in the corporate structure or shares of the Company, the Committee may make any appropriate adjustments, including, but limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in

  Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, but does not include the spinoff of Stratos Lightwave, Inc. from the Company.

      12.02  Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

    13.  Nontransferability of Awards.

    ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, his ISOs may be exercised only by him. All other Awards granted pursuant to this Plan are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee's discretion after vesting.

    14.  Rights as Stockholder.

    No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

    15.  Withholding Tax.

    The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minium rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

    16.  No Right to Employment.

    Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

    17.  Amendment of the Plan.

    The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

    18.  Conditions Upon Issuance of Shares.

    An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    19.  Substitution or Assumption of Awards by the Company.

    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

    20.  Effective Date and Termination of Plan.

      20.01  Effective Date.  This Plan is effective as of the date of its adoption by the Board of Directors; provided, however, that no Award granted hereunder shall be effective until the Plan has been approved by the shareholders of the Company and the spinoff of Stratos Lightwave, Inc. from the Company has occured.

      20.02  Termination of the Plan.  The Plan will terminate 10 years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

PROXY CARD

METHODE ELECTRONICS, INC.
CLASS A COMMON STOCK
Annual Meeting of Stockholders, September 12, 2000

    The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class A Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 12, 2000 at 3:30 p.m. Chicago time at the Doubletree O'Hare Hotel, 5460 North River Road, Rosemont, Illinois 60018 and at any adjournments thereof:

(PLEASE SIGN ON THE OTHER SIDE)

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1 and Item 2.

If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on the reverse side.	Please mark your votes as indicated in this example.	/x/

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.
The election of William C. Croft, Raymond J. Roberts and George C. Wright as Class A directors.

FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BY THE UNDERSIGNED IN THE SPACE PROVIDED / /	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES / /
2.
The proposal to adopt the Methode Electronics, Inc. 2000 Stock Plan.

FOR / /	AGAINST / /	ABSTAIN / /
Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.
You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.
Date	, 2000

When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
DO NOT FOLD OR PERFORATE THIS CARD

PROXY CARD

METHODE ELECTRONICS, INC.
CLASS B COMMON STOCK
Annual Meeting of Stockholders, September 12, 2000

    The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class B Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 12, 2000 at 3:30 p.m. Chicago time at the Doubletree O'Hare Hotel, 5460 North River Road, Rosemont, Illinois 60018 and at any adjournments thereof:

(PLEASE SIGN ON THE OTHER SIDE)

This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1 and Item 2.

If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on the reverse side.	Please mark your votes as indicated in this example.	/x/

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.
The election of Michael G. Andre, James W. Ashley, Jr., John R. Cannon, Kevin J. Hayes, James W. McGinley and William J. McGinley as Class B directors.

FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BY THE UNDERSIGNED IN THE SPACE PROVIDED / /	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES / /
2.
The proposal to adopt the Methode Electronics, Inc. 2000 Stock Plan.

FOR / /	AGAINST / /	ABSTAIN / /
Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.
You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.
Date	, 2000

When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
DO NOT FOLD OR PERFORATE THIS CARD

QuickLinks

PROXY STATEMENT Annual Meeting of Stockholders To Be Held On September 12, 2000
INTRODUCTION
RECORD DATE; VOTING SECURITIES OUTSTANDING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS FOR LAST FISCAL YEAR
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
PERFORMANCE GRAPH
ITEM 2 APPROVAL OF THE METHODE ELECTRONICS 2000 STOCK PLAN
BOARD RECOMMENDATION
EXHIBIT A METHODE ELECTRONICS, INC. 2000 STOCK PLAN